UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 27, 2017

NATIONAL GENERAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor
New York, New York 10038
(Address of principal executive offices) (zip code)
(212) 380-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 27, 2017, National General Holdings Corp. (the "Company") issued a press release announcing its results of operations for the period ended December 31, 2016 and the scheduling of a conference call on February 27, 2017 with respect thereto. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.

Item 8.01	Other Events.

In the Company's February 27, 2017 press release, the following statements were included, "National General Holdings Corp. intends to file a Form 12b-25 with the Securities and Exchange Commission on or prior to March 2, 2017 noting that it will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2016 in a timely manner.  This filing will give the Company an additional 15 day period in which to submit its Form 10-K and still be deemed a timely filer. The Company is unable to file its Form 10-K for the year ended December 31, 2016 in a timely manner because the Company is still finalizing the Form 10-K and is still preparing analyses and providing documentation requested by its auditors.   The Company does not anticipate any changes from the results reported in this Earnings Release.  The Company expects that its Form 10-K will be filed with the SEC prior to the end of the 15-day period."

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.

Item 9.01	Financial Statements And Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated February 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

Date: February 27, 2017	By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary